EXHIBIT 99.1
THE BALDWIN GROUP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS
- Fourth Quarter 2024 Total Revenue Growth of 16%; Organic Revenue Growth(1) of 19% -
- Full Year 2024 Total Revenue Growth of 14%; Organic Revenue Growth of 17% -
- Fourth Quarter 2024 Net Loss of $34.8 Million and Diluted Loss Per Share of $0.31; Adjusted Diluted EPS(2) Growth of 93% to $0.27 -
- Fourth Quarter 2024 Adjusted EBITDA(3) Growth of 38% and Pro Forma Adjusted EBITDA(4) Growth of 42% Year-Over-Year to $63.2 Million; Adjusted EBITDA Margin(3) of 19%, a 310 Basis Point Expansion Compared to the Prior-Year Period -
- Full Year 2024 Adjusted EBITDA Margin of 22.5%, a 200 Basis Point Expansion Compared to 2023 -
TAMPA, FLORIDA - February 25, 2025 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the fourth quarter and full year ended December 31, 2024.
FOURTH QUARTER 2024 HIGHLIGHTS
•Total revenue increased 16% year-over-year to $329.9 million
•Organic revenue growth of 19% year-over-year
•GAAP net loss of $34.8 million and GAAP diluted loss per share of $0.31
•Adjusted net income(2) of $32.1 million
•Adjusted diluted EPS grew 93% year-over-year to $0.27
•Adjusted EBITDA grew 38% year-over-year to $63.2 million
•Adjusted EBITDA margin of 19.1%, a 310 basis point expansion compared to 16.0% in the prior year
•Pro forma adjusted EBITDA grew 42% year-over-year to $63.2 million
“We saw continued momentum across our business with organic growth of 19% for the fourth quarter, 17% for the full year, and double digits across all three of our segments showcasing the strength of our colleague and client franchise”, said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “Our continued focus on efficient execution across our business and thoughtful investments in innovative and proprietary technology platforms delivered 200 basis points of adjusted EBITDA margin expansion and adjusted free cash flow growth of 97% alongside our industry leading organic growth profile in 2024. With the vast majority of our earn-out obligations satisfied, we anticipate a meaningful inflection in free cash flow generation and significant growth and flexibility in capital allocation to support continued strength in our financial performance.”
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2024, cash and cash equivalents were $148.1 million and the Company had $588.0 million of borrowing capacity under its revolving credit facility.
FULL YEAR 2024 HIGHLIGHTS
•Total revenue increased 14% year-over-year to $1.4 billion
•Organic revenue growth of 17% year-over-year
•GAAP net loss of $41.1 million and GAAP diluted loss per share of $0.39
•Adjusted net income of $176.9 million
•Adjusted diluted EPS grew 34% year-over-year to $1.50
•Adjusted EBITDA grew 25% year-over-year to $312.5 million
•Adjusted EBITDA margin of 22.5%, a 200 basis point expansion compared to 20.5% in the prior year
•Pro forma adjusted EBITDA grew 27% year-over-year to $310.9 million
•Net cash provided by operating activities of $102.2 million
•Adjusted free cash flow(5) grew 97% year-over-year to $134.9 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss fourth quarter 2024 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents over three million clients across the United States and internationally. For more information, please visit www.baldwin.com.

FOOTNOTES
(1)    Organic revenue for the three and twelve months ended December 31, 2023 used to calculate organic revenue growth for the three and twelve months ended December 31, 2024 was $274.6 million and $1.18 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during the three and twelve months ended December 31, 2024. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net loss attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Pro Forma adjusted EBITDA is a non-GAAP measure. Reconciliation of Pro Forma adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of Baldwin. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on behalf of Baldwin are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
(813) 259-8032 | IR@baldwin.com
MEDIA RELATIONS
Anna R. Rozenich, Senior Director - Enterprise Communications
The Baldwin Group
(630) 561-5907 | anna.rozenich@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Consolidated Statements of Comprehensive Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Commissions and fees	$326,707	$282,522	$1,377,116	$1,211,828
Investment income	3,185	2,126	11,921	6,727
Total revenues	329,892	284,648	1,389,037	1,218,555

Operating expenses:
Commissions, employee compensation and benefits	278,452	234,695	1,032,048	911,354
Other operating expenses	51,168	49,013	192,366	190,267
Amortization expense	26,396	23,199	102,730	92,704
Change in fair value of contingent consideration	(22,225)	6,018	(4,949)	61,083
Depreciation expense	1,575	1,448	6,194	5,698
Total operating expenses	335,366	314,373	1,328,389	1,261,106

Operating income (loss)	(5,474)	(29,725)	60,648	(42,551)

Other income (expense):
Interest expense, net	(29,441)	(31,865)	(123,644)	(119,465)
Gain on divestitures	—	—	38,953	—
Loss on extinguishment and modification of debt	(45)	—	(15,113)	—
Other expense, net	(299)	(525)	(194)	(718)
Total other expense	(29,785)	(32,390)	(99,998)	(120,183)

Loss before income taxes	(35,259)	(62,115)	(39,350)	(162,734)
Income tax expense (benefit)	(420)	381	1,731	1,285
Net loss	(34,839)	(62,496)	(41,081)	(164,019)
Less: net loss attributable to noncontrolling interests	(14,677)	(28,013)	(16,563)	(73,878)
Net loss attributable to Baldwin	$(20,162)	$(34,483)	$(24,518)	$(90,141)

Comprehensive loss	$(34,839)	$(62,496)	$(41,081)	$(164,019)
Comprehensive loss attributable to noncontrolling interests	(14,677)	(28,013)	(16,563)	(73,878)
Comprehensive loss attributable to Baldwin	(20,162)	(34,483)	(24,518)	(90,141)

Basic and diluted loss per share	$(0.31)	$(0.56)	$(0.39)	$(1.50)
Basic and diluted weighted-average shares of Class A common stock outstanding	64,797,246	61,153,612	63,455,148	60,134,776

THE BALDWIN INSURANCE GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$148,120	$116,209
Restricted cash	164,649	104,824
Premiums, commissions and fees receivable, net	702,096	627,791
Prepaid expenses and other current assets	11,625	12,730
Assets held for sale	—	64,351
Total current assets	1,026,490	925,905
Property and equipment, net	21,972	22,713
Right-of-use assets	72,367	85,473
Other assets	48,041	38,134
Intangible assets, net	953,492	1,017,343
Goodwill	1,412,369	1,412,369
Total assets	$3,534,731	$3,501,937
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$641,267	$555,569
Producer commissions payable	73,126	64,304
Accrued expenses and other current liabilities	160,631	144,934
Related party notes payable	5,635	1,525
Colleague earnout incentives	32,826	8,020
Current portion of contingent earnout liabilities	142,949	215,157
Liabilities held for sale	—	43,931
Total current liabilities	1,056,434	1,033,440
Revolving line of credit	—	341,000
Long-term debt, less current portion	1,398,054	968,183
Contingent earnout liabilities, less current portion	2,610	61,310
Operating lease liabilities, less current portion	68,775	78,999
Other liabilities	61	123
Total liabilities	2,525,934	2,483,055
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	453	394
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 67,979,419 and 64,133,950 shares issued and outstanding at December 31, 2024 and 2023, respectively	680	641
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 49,552,686 and 52,422,494 shares issued and outstanding at December 31, 2024 and 2023, respectively	5	5
Additional paid-in capital	793,954	746,671
Accumulated deficit	(211,423)	(186,905)
Total stockholders’ equity attributable to Baldwin	583,216	560,412
Noncontrolling interest	425,128	458,076
Total stockholders’ equity	1,008,344	1,018,488
Total liabilities, mezzanine equity and stockholders’ equity	$3,534,731	$3,501,937

THE BALDWIN INSURANCE GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(41,081)	$(164,019)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	108,924	98,402
Change in fair value of contingent consideration	(4,949)	61,083
Share-based compensation expense	65,503	60,008
Payment of contingent earnout consideration in excess of purchase price accrual	(23,395)	(24,326)
Gain on divestitures	(38,953)	—
Loss on extinguishment of debt	1,034	—
Amortization of deferred financing costs	5,841	5,129
Loss on interest rate caps	244	1,670
Other loss	665	361
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Premiums, commissions and fees receivable, net	(73,762)	(132,269)
Prepaid expenses and other current assets	(7,213)	(6,849)
Right-of-use assets	16,703	17,963
Accounts payable, accrued expenses and other current liabilities	81,561	132,655
Colleague earnout incentives	24,806	8,020
Operating lease liabilities	(13,777)	(13,184)
Net cash provided by operating activities	102,151	44,644
Cash flows from investing activities:
Proceeds from divestitures, net of cash transferred	56,977	3,259
Capital expenditures	(41,049)	(21,376)
Cash consideration paid for asset acquisitions	(268)	(2,118)
Investments in and loans to business ventures	(3,861)	(1,687)
Proceeds from repayment of loans to business ventures	1,500	—
Net cash provided by (used in) investing activities	13,299	(21,922)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(98,678)	(27,949)
Proceeds from revolving line of credit	106,000	111,000
Payments on revolving line of credit	(447,000)	(275,000)
Proceeds from refinancing of long-term debt	1,440,000	170,000
Payments relating to extinguishment and modification of long-term debt	(996,177)	—
Payments on long-term debt	(6,761)	(9,376)
Payments of deferred financing costs	(17,988)	(4,998)
Proceeds from the settlement of interest rate caps	2,300	10,918
Tax distributions to Baldwin Holdings' LLC Members	(11,076)	(482)
Proceeds from repayment of stockholder notes receivable	—	42
Distributions to variable interest entities	(264)	(385)
Net cash used in financing activities	(29,644)	(26,230)
Net increase (decrease) in cash and cash equivalents and restricted cash	85,806	(3,508)
Cash and cash equivalents and restricted cash at beginning of year	226,963	230,471
Cash and cash equivalents and restricted cash at end of year	$312,769	$226,963

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”), pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), revenues (for pro forma revenue), net income (loss) (for adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA and pro forma adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, revenues, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenues. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, revenues from a partner acquired on June 1, 2023 are excluded from organic revenue for 2023. However, after June 1, 2024, results from June 1, 2023 to December 31, 2023 for such partners are compared to results from June 1, 2024 to December 31, 2024 for purposes of calculating organic revenue growth in 2024. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
The pro forma information presented herein removes the effects of 2024 divestitures for all periods in 2024 and 2023 as if the divestitures had occurred on January 1, 2024 and January 1, 2023, respectively. Pro forma revenue reflects GAAP revenues less revenue derived from business divestitures that occurred during 2024.
Pro forma net income (loss) reflects GAAP net income (loss) less net income or loss derived from business divestitures that occurred during 2024, including the gain on divestitures. We define pro forma adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs, including those related to raising capital, after removing the effect of divestitures that occurred during 2024. We believe that pro forma adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro forma adjusted EBITDA margin is pro forma adjusted EBITDA divided by pro forma revenue. Pro forma adjusted EBITDA margin is a key metric used by management and our board of directors to assess our ongoing business performance. We believe that pro forma adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that pro forma adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
We calculate adjusted free cash flow because we hold fiduciary cash designated for our insurance company partners on behalf of our clients and incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; (iii) the payment of contingent earnout consideration in excess of purchase price accrual; and (iv) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth, adjusted diluted EPS and adjusted free cash flow to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Revenues	$329,892	$284,648	$1,389,037	$1,218,555

Net loss	$(34,839)	$(62,496)	$(41,081)	$(164,019)
Adjustments to net loss:
Interest expense, net	29,441	31,865	123,644	119,465
Amortization expense	26,396	23,199	102,730	92,704
Share-based compensation	18,739	9,585	65,503	56,222
Colleague earnout incentives	31,211	8,020	41,917	8,020
Gain on divestitures	—	—	(38,953)	—
Loss on extinguishment and modification of debt	45	—	15,113	—
Transaction-related partnership and integration expenses	1,459	2,721	10,501	20,728
Income and other taxes(1)	3,884	381	7,184	1,285
Depreciation expense	1,575	1,448	6,194	5,698
Severance	2,202	15,141	5,756	18,514
Change in fair value of contingent consideration	(22,225)	6,018	(4,949)	61,083
Loss on interest rate caps	—	1,181	244	1,670
Other(2)	5,272	8,545	18,682	28,834
Adjusted EBITDA	$63,160	$45,608	$312,485	$250,204

Net loss margin	(11)%	(22)%	(3)%	(13)%
Adjusted EBITDA margin	19.1%	16.0%	22.5%	20.5%
__________
(1)    Other taxes in 2024 include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(2)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Commissions and fees	$326,707	$282,522	$1,377,116	$1,211,828
Partnership commissions and fees(1)	—	—	—	(44,696)
Organic revenue	$326,707	$282,522	$1,377,116	$1,167,132
Organic revenue growth(2)	$52,078	$36,742	$196,922	$187,213
Organic revenue growth %(2)	19%	15%	17%	19%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three and twelve months ended December 31, 2023 used to calculate organic revenue growth for the three and twelve months ended December 31, 2024 was $274.6 million and $1.18 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net loss attributable to Baldwin and reconciles adjusted diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Net loss attributable to Baldwin	$(20,162)	$(34,483)	$(24,518)	$(90,141)
Net loss attributable to noncontrolling interests	(14,677)	(28,013)	(16,563)	(73,878)
Amortization expense	26,396	23,199	102,730	92,704
Share-based compensation	18,739	9,585	65,503	56,222
Colleague earnout incentives	31,211	8,020	41,917	8,020
Gain on divestitures	—	—	(38,953)	—
Loss on extinguishment and modification of debt	45	—	15,113	—
Transaction-related partnership and integration expenses	1,459	2,721	10,501	20,728
Income tax expense	4,386	—	6,537	—
Depreciation	1,575	1,448	6,194	5,698
Amortization of deferred financing costs	1,422	1,552	5,841	5,129
Severance	2,202	15,141	5,756	18,514
Change in fair value of contingent consideration	(22,225)	6,018	(4,949)	61,083
Loss on interest rate caps, net of cash settlements	—	4,206	2,544	12,588
Other(1)	5,272	8,545	18,682	28,834
Adjusted pre-tax income	35,643	17,939	196,335	145,501
Adjusted income taxes(2)	3,528	1,776	19,437	14,405
Adjusted net income	$32,115	$16,163	$176,898	$131,096

Weighted-average shares of Class A common stock outstanding - diluted	64,797	61,154	63,455	60,135
Dilutive weighted-average shares of Class A common stock	3,699	3,709	3,598	3,874
Exchange of Class B common stock(3)	49,888	52,434	50,896	53,132
Adjusted diluted weighted-average shares outstanding	118,384	117,297	117,949	117,141

Diluted loss per share	$(0.31)	$(0.56)	$(0.39)	$(1.50)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.02	0.03	0.04	0.10
Other adjustments to loss per share	0.59	0.69	2.01	2.64
Adjusted income taxes per share	(0.03)	(0.02)	(0.16)	(0.12)
Adjusted diluted EPS	$0.27	$0.14	$1.50	$1.12
___________
(1)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(2)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles pro forma revenue to revenues and reconciles pro forma adjusted EBITDA and pro forma adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Revenues	$329,892	$284,648	$1,389,037	$1,218,555
Less revenues from 2024 divestitures(1)	—	(8,031)	(6,260)	(35,161)
Pro forma revenue	$329,892	$276,617	$1,382,777	$1,183,394

Net loss	$(34,839)	$(62,496)	$(41,081)	$(164,019)
Less net income from 2024 divestitures(2)	—	(422)	(39,264)	(3,616)
Pro forma net loss	(34,839)	(62,918)	(80,345)	(167,635)
Adjustments to pro forma net loss:
Interest expense, net	29,441	31,865	123,644	119,465
Amortization expense	26,396	22,723	102,730	90,800
Share-based compensation	18,739	9,585	65,503	56,222
Colleague earnout incentives	31,211	8,020	41,917	8,020
Loss on extinguishment and modification of debt	45	—	15,113	—
Transaction-related partnership and integration expenses	1,459	2,721	9,451	20,728
Income and other taxes	3,884	381	7,184	1,285
Depreciation expense	1,575	1,439	6,194	5,653
Severance	2,202	15,132	5,729	18,262
Change in fair value of contingent consideration	(22,225)	6,018	(4,949)	61,061
Loss on interest rate caps	—	1,181	244	1,670
Other(3)	5,272	8,181	18,473	28,464
Pro forma adjusted EBITDA	$63,160	$44,328	$310,888	$243,995

Net loss margin	(11)%	(22)%	(3)%	(13)%
Pro forma adjusted EBITDA margin	19%	16%	22%	21%
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(1)    The adjustments exclude revenue from 2024 divestitures for quarter-to-date and year-to-date periods in 2024 and 2023 as if the divestitures had occurred on January 1, 2024 and January 1, 2023, respectively.
(2)    The adjustments exclude net income from 2024 divestitures, including the gain on divestitures, for quarter-to-date and year-to-date periods in 2024 and 2023 as if the divestitures had occurred on January 1, 2024 and January 1, 2023, respectively.
(3)    Other addbacks to pro forma adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Years Ended December 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$102,151	$44,644
Adjustments to net cash provided by operating activities:
Change in premiums, commissions and fees receivable, net	73,762	132,269
Change in accounts payable, accrued expenses and other current liabilities(1)	(81,561)	(132,655)
Payment of contingent earnout consideration in excess of purchase price accrual	23,395	24,326
Payment of colleague earnout incentives	17,112	—
Adjusted free cash flow(2)	$134,859	$68,584
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(1)    Change in accounts payable, accrued expenses and other current liabilities for the year ended December 31, 2023 has been recast to conform to current year presentation, which excludes the effect of the change in colleague earnout incentives.
(2)    Without the impact of one-time, third-party refinancing costs of $14.0 million incurred during 2024, adjusted free cash flow would have expanded 117% year-over-year to $148.9 million for the year ended December 31, 2024.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC, as amended
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance Company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission